      As filed with the Securities and Exchange Commission on August 10, 2000
                                             Registration No. 333-___________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                               -----------------------

                                       FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                  ------------------
                                  CHIRON CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                                       94-2754624
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)
                    4560 Horton St., Emeryville, California 94608
                                    (510) 655-8730
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------------

                            CHIRON 1991 STOCK OPTION PLAN
                               (Full title of the plan)

                                  ------------------

                                WILLIAM G. GREEN, ESQ.
                      SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                  CHIRON CORPORATION
                   4560 Horton Street, Emeryville, California 94608
                                    (510) 655-8730
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
Title of Securities                                       Proposed Maximum               Proposed Maximum             Amount of
to be Registered        Amount to be Registered       Offering Price Per Share      Aggregate Offering Price      Registration Fee
-------------------     -----------------------       ------------------------      ------------------------      ----------------
Common Stock, $0.01          10,000,000(1)                  $52.03125(2)                 $520,312,500(2)             $137,362.50
par  value (1991 Stock
Option Plan)
----------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Chiron 1991 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Chiron Corporation on August 9, 2000, as reported by the NASDAQ National Market System.

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                  ------------------

Also relates to Registration File Nos. 33-35182, 33-20181, 2-90595, 33-44477,
33-65024, 33-65177, 333-10419 and 333-28257 pursuant to Rule 429 under the
Securities Act of 1933.

                                        PART II

                    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of the Registration Statement on Form S-8 (File No. 33-44477), filed by Chiron Corporation (the "Registrant") with the Securities and Exchange Commission on December 12, 1991, are hereby incorporated by reference herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

William G. Green, who has provided an opinion to the Registrant on the validity of the securities being registered which is Exhibit 5 to this registration statement, is Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.  EXHIBITS.


Exhibit          Exhibit
Number           -------
------


 5               Opinion of William G. Green.

23.1             Consent of KPMG LLP, Independent Auditors.

23.2             Consent of William G. Green is contained in Exhibit 5.

24 Power of Attorney. Reference is made to pages II-2 through II-4 of this Registration Statement.

99.1             Chiron 1991 Stock Option Plan.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on the 10th day of August, 2000.

                                      CHIRON CORPORATION

                                      By: /s/ Sean P. Lance
                                          -----------------
                                      Name: Sean P. Lance
                                      Title:  Chairman of the Board,
                                      President and Chief Executive Officer



                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Chiron Corporation, a Delaware corporation, do hereby constitute and appoint Sean P. Lance and James R. Sulat, and each of them, the lawful attorneys and agents or attorney and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                   Title                                      Date
---------                   -----                                      ----

/s/ Sean P. Lance           President, Chief Executive Officer and     August 10, 2000
-----------------------     Chairman of the Board of Directors
Sean P. Lance               (Principal Executive Officer)


/s/ James R. Sulat          Vice President, Chief Financial Officer    August 10, 2000
-----------------------     (Principal Financial Officer)
James R. Sulat


/s/ David V. Smith          Vice President, Controller                 August 10, 2000
-----------------------     (Principal Accounting Officer)
David V. Smith


/s/ Raymund Breu            Director                                   August 10, 2000
-----------------------
Raymund Breu


/s/ Vaughn D. Bryson        Director                                   August 10, 2000
-----------------------
Vaughn D. Bryson


/s/ Lewis W. Coleman        Director                                   August 10, 2000
-----------------------
Lewis W. Coleman


/s/ Pierre E. Douaze        Director                                   August 10, 2000
-----------------------
Pierre E. Douaze


/s/ Paul L. Herrling        Director                                   August 10, 2000
-----------------------
Paul L. Herrling


/s/ Edward E. Penhoet       Director                                   August 10, 2000
-----------------------
Edward E. Penhoet


/s/ William J. Rutter       Director                                   August 10, 2000
-----------------------
William J. Rutter

/s/ Jack W. Schuler         Director                                   August 10, 2000
--------------------
Jack W. Schuler


/s/ Pieter J. Strijkert     Director                                   August 10, 2000
-----------------------
Pieter J. Strijkert


/s/ Lewis T. Williams       Director                                   August 10, 2000
-----------------------
Lewis T. Williams

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   EXHIBITS
                                      TO
                                   FORM S-8
                                   UNDER THE
                             SECURITIES ACT OF 1933

                               CHIRON CORPORATION

                                  EXHIBIT INDEX


Exhibit       Exhibit
Number        -------
------


 5            Opinion of William G. Green.

23.1          Consent of KPMG LLP, Independent Auditors.

23.2          Consent of William G. Green is contained in Exhibit 5.

24 Power of Attorney. Reference is made to pages II-2 through II-4 of this Registration Statement.

99.1          Chiron 1991 Stock Option Plan.